FOR IMMEDIATE RELEASE

CONTACT:
Mark Donohue
(215) 558-4526

AMNEAL ANNOUNCES SOLID SECOND QUARTER 2018 FINANCIAL RESULTS

‒ GAAP Net Revenue of $414 Million; Adjusted Net Revenue of $462 Million on a Combined Company Basis ‒
‒ GAAP Loss Per Diluted Share of $0.15; Adjusted Income Per Share of $0.24 on a Combined Company Basis ‒
‒ Integration of Amneal and Impax Advancing Ahead of Schedule; On Track to Achieve More Than $200 Million in Cost Synergies ‒
‒ Company Updates 2018 Financial Guidance ‒

BRIDGEWATER, NJ, August 9, 2018 – Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (the “Company”) announced its results today for the quarter ended June 30, 2018.

“We delivered solid sequential growth across our Generics and Specialty Pharma businesses on a combined adjusted basis compared to the first quarter of 2018 as we began to realize the benefits of our recent transformative combination with Impax,” said Rob Stewart, President and CEO of Amneal.

“On a sequential basis, our Generics business delivered solid growth as we capitalized on the 16 product launches during the first six months of 2018, including generic versions of gConcerta®, (methylphenidate HCI ER), Mephyton® (phytonadione) and Welchol® (colesevelam). We also benefited from higher sales of generic versions of Vagifem® (yuvafem), Aggrenox® (aspirin and extended-release dipyridamole) and Voltaren® Gel 1% (diclofenac sodium gel), which more than offset the seasonal decline in sales of generic gTamiflu® (oseltamivir phosphate).

In our Specialty Pharma business, we achieved sequential growth from sales of key products Rytary® and Zomig® nasal spray and across our anthelmintic product franchise.

We have made significant progress with the integration of Impax and continue to anticipate delivering at least $200 million in annual synergies within three years of the May 4th closing. Although we are revising our 2018 guidance to reflect the delayed timing of deliveries of our Epinephrine Auto-Injector product from our third-party manufacturer and the timing of certain key launches, we remain confident in the long-term growth potential for Amneal as we leverage our enhanced portfolio and focus on driving commercial and operational excellence initiatives to fuel organic growth, generate savings and strong cash flow, and deliver long-term returns for our shareholders.”

Summary of GAAP and Combined Adjusted Results

	Three Months Ended			Variance
(Unaudited; In thousands)	June 30, 2018	March 31, 2018	June 30, 2017	Sequential	Year/ Year
GAAP Results[1]
Net revenue	$413,787	$275,189	$259,871	50.4%	59.2%
Net (loss) income	$(250,090)	$51,652	$37,748	NM	NM
Diluted EPS	$(0.15)	N/A	N/A	N/A	N/A

Non-GAAP Results[2]
Combined net revenue	$462,328	$427,030	$474,171	8.2%	(2.5)%
Combined adjusted net income	$70,153	$38,632	$62,472	81.6%	12.3%
Combined EBITDA	$(204,048)	$14,930	$88,993	NM	NM
Combined adjusted EBITDA	$138,836	$95,904	$118,853	44.8%	16.8%
Combined adjusted diluted EPS	$0.24	$0.14	N/A	71.4%	N/A

1 Current year financials reflect the results of Amneal Pharmaceuticals LLC consolidating the results of Impax Laboratories, LLC from the transaction closing date on May 4, 2018. Prior year GAAP results represent Amneal Pharmaceuticals LLC only.
2 Assumes the combination between Amneal Pharmaceuticals LLC and Impax Laboratories, LLC occurred on the first day of the quarter presented.
"NM" is used when the variance is not meaningful because it is immaterial in absolute or percentage terms.

The Company’s financial results are presented in accordance with GAAP, which includes the results of Amneal Pharmaceuticals LLC consolidating the results of Impax Laboratories, LLC (“Impax”) from the transaction closing date of May 4, 2018. Management believes that using additional non-GAAP measures on a combined company basis will facilitate the evaluation of the financial performance of the Company and its ongoing operations. The adjusted results presented combine the results of Amneal with Impax as if the closing date had occurred on the first day of all periods presented. All combined business results presented in this News Release are unaudited. Such combined business results are not prepared in accordance with Article 11 of Regulation S-X. Refer to the “Non-GAAP Financial Measures” section for additional information, including reconciliations of all GAAP to non-GAAP financial measures.

GAAP Basis Results

•	GAAP net revenue in the second quarter of 2018 was $413.8 million, an increase of 59.2%, compared to the second quarter of 2017, primarily due to the combination with Impax on May 4, 2018.

•
GAAP net loss in the second quarter of 2018 was $250.1 million, compared to net income of $37.7 million for the second quarter of 2017. The second quarter’s results were impacted by the May 4th combination with Impax and include charges relating to the vesting of profit participation units (“PPUs”), special employee bonuses and restructuring charges as a result of the combination.

•
GAAP diluted EPS in the second quarter of 2018 was a loss of $0.15, due to the PPU, bonus and restructuring charges noted above. GAAP diluted EPS for the second quarter of 2017 is not available as Amneal Pharmaceuticals LLC was a privately-held company for the period presented.

Non-GAAP Combined Results

•
Combined adjusted net revenue in the second quarter of 2018 was $462.3 million, a decrease of 2.5%, compared to the second quarter of 2017, primarily due to a 6.4% decline in combined net revenue for the Generics business, partially offset by a 24.1% increase in combined net revenue for the Specialty Pharma business revenue.

•	Combined adjusted net income in the second quarter of 2018 was $70.1 million, an increase of 12.3%, compared to the second quarter of 2017, primarily due to favorable product sales mix.

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) was a loss of $204.0 million in the second quarter of 2018, compared to a gain of $89.0 million in the second quarter of 2017, primarily due to the PPU, bonus and restructuring charges noted above. Combined adjusted EBITDA in the second quarter of 2018 was $138.8 million, an increase of 16.8%, compared to the second quarter of 2017, primarily due to a more favorable product sales mix.

•	Combined adjusted diluted EPS in the second quarter of 2018 was $0.24.

Business Segment Information

The Company has two reportable segments, the Generics business and the Specialty Pharma business and does not allocate general corporate services to either segment.

Generics Business Information
The following Consolidated Statements of Operations table reconciles the Generics Business GAAP results to combined results. (Unaudited; In thousands)

	Three months ended June 30, 2018			Three months ended June 30, 2017
		Add:			Add:
	GAAP	Impax	Combined	GAAP	Impax	Combined
Revenues
Generics, net	$361,770	$20,995	$382,765	$259,871	$150,889	$410,760
Cost of goods sold	211,534	29,624	241,158	136,138	108,901	245,039
Gross profit	150,236	(8,629)	141,607	123,733	41,988	165,721
Selling, general, and administrative	16,621	4,340	20,961	14,845	8,034	22,879
Research and development	47,206	3,984	51,190	47,184	20,995	68,179
In-process R&D impairment charge	-	-	-	-	-	-
Intellectual property legal development expenses	4,004	-	4,004	4,926	319	5,245
Acquisition, integration and transaction related expenses	114,622	-	114,622	-	-	-
Restructuring	24,797	-	24,797	-	-	-
Operating profit	$(57,014)	$(16,953)	$(73,967)	$56,778	$12,640	$69,418

GAAP and combined gross margin	41.5%	(41.1)%	37.0%	47.6%	27.8%	40.3%
Adjusted gross profit	$186,848	$(1,690)	$185,158	$141,224	$64,162	$205,386
Adjusted gross margin	51.6%	(8.0)%	48.4%	54.3%	42.5%	50.0%

	Six months ended June 30, 2018			Six months ended June 30, 2017
		Add:			Add:
	GAAP	Impax	Combined	GAAP	Impax	Combined
Revenues
Generics, net	$636,959	$102,237	$739,196	$485,552	$285,036	$770,588
Cost of goods sold	342,128	122,761	464,889	245,803	251,516	497,319
Gross profit	294,831	(20,524)	274,307	239,749	33,520	273,269
Selling, general, and administrative	27,823	11,896	39,719	29,808	14,502	44,310
Research and development	91,414	13,623	105,037	86,603	38,391	124,994
In-process R&D impairment charge	-	-	-	-	6,079	6,079
Intellectual property legal development expenses	8,580	84,597	93,177	11,093	687	11,780
Acquisition, integration and transaction related expenses	114,622	-	114,622	-	-	-
Restructuring	24,797	-	24,797	-	-	-
Operating profit	$27,595	$(130,640)	$(103,045)	$112,245	$(26,139)	$86,106

GAAP and combined gross margin	46.3%	(20.0)%	37.1%	49.4%	11.8%	35.5%
Adjusted gross profit	$333,203	$3,193	$336,396	$258,126	$116,115	$374,281
Adjusted gross margin	52.3%	3.1%	45.5%	53.2%	40.8%	48.6%

(a) Adjusted gross profit is calculated as total revenues less adjusted cost of goods sold. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues. Refer to the "Non-GAAP Financial Measures" for a reconciliation of GAAP to non-GAAP items.

GAAP Results

Generics business revenues increased 39.2% for the second quarter of 2018, compared to the prior year period. The increase is primarily attributable to increased sales of Aspirin Dipyridamole ER due to higher volume, higher demand for Diclofenac Sodium Gel 1%, new launches including Methylphenidate ER Tabs and Phytonadione, and additional revenue from the combination with Impax.

Gross margin for the second quarter of 2018 was 41.5%, compared to 47.6% for the second quarter of 2017, primarily due to higher cost of sales due to purchase accounting adjustments as well as the fact that the Impax portfolio contains products with relatively lower profit margins.

Non-GAAP Combined Results

Generics business combined net revenue in the second quarter of 2018 was $382.8 million, a decrease of 6.8%, compared to $410.8 million in the prior year period. The decrease is primarily due to revenue reductions from lower sales of Epinephrine Auto-Injector due to an ongoing supply shortage at the Company’s third-party manufacturer, increased competition on Budesonide, Lidocaine, Yuvafem and Fenofibrate, and the impact of discontinued products. The decrease was partially offset by increased revenue from new product launches and increased sales of Aspirin Dipyridamole ER and Diclofenac Sodium Gel 1%.

Gross margin for the second quarter of 2018 on a combined basis was 37.0%, compared to 40.3% for the second quarter of 2017, primarily due to a charge for inventory step-up. Adjusted gross margin on a combined adjusted basis was 48.4% for the second quarter of 2018, compared to 50.0% in the prior year period.

Specialty Pharma Business Information
The following Consolidated Statements of Operations table reconciles the Specialty Pharma business GAAP results to combined results. (Unaudited; In thousands)

	Three months ended June 30, 2018			Three months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Revenues
Rytary®, net	$20,520	$8,578	$29,098	$ -	$21,922	$21,922
Zomig®, net	9,695	3,933	13,628	-	12,325	12,325
All Other Specialty Pharma Products sales, net	21,802	15,035	36,837	-	29,164	29,164
Total revenues	52,017	27,546	79,563	-	63,411	63,411
Cost of goods sold	23,958	6,711	30,669	-	25,269	25,269
Gross profit	28,059	20,835	48,894	-	38,142	38,142
Selling, general, and administrative	13,549	7,707	21,256	-	19,693	19,693
Research and development	3,129	1,007	4,136	-	5,852	5,852
Intellectual property legal development expenses	43	-	43	-	851	851
Restructuring	2,421	-	2,421	-	-	-
Operating profit	$8,917	$12,121	$21,038	$ -	$11,746	$11,746

GAAP and combined gross margin	53.9%	75.6%	61.5%	-	60.2%	60.2%
Adjusted gross profit	$40,660	$22,363	$63,023	$ -	$43,982	$43,982
Adjusted gross margin	78.2%	81.2%	79.2%	-	69.4%	69.4%

	Six months ended June 30, 2018			Six months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Revenues
Rytary®, net	$20,520	$35,086	$55,606	$ -	$41,827	$41,827
Zomig®, net	9,695	14,411	24,106	-	22,182	22,182
All Other Specialty Pharma Products sales, net	21,802	46,748	68,550	-	61,202	61,202
Total revenues	52,017	96,245	148,262	-	125,211	125,211
Cost of goods sold	23,958	26,731	50,689	-	47,083	47,083
Gross profit	28,059	69,514	97,573	-	78,128	78,128
Selling, general, and administrative	13,549	27,942	41,491	-	38,816	38,816
Research and development	3,129	3,664	6,793	-	10,945	10,945
Intellectual property legal development expenses	43	23	66	-	1,555	1,555
Restructuring	2,421	940	3,361	-	-	-
Operating profit	$8,917	$36,945	$45,862	$ -	$26,812	$26,812

GAAP and combined gross margin	53.9%	72.2%	65.8%	-	62.4%	62.4%
Adjusted gross profit	$40,660	$75,626	$116,286	$ -	$87,802	$87,802
Adjusted gross margin	78.2%	78.6%	78.4%	-	70.1%	70.1%

(a) Adjusted gross profit is calculated as total revenues less adjusted cost of goods sold. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues. Refer to the "Non-GAAP Financial Measures" for a reconciliation of GAAP to non-GAAP items.

GAAP Results

The Specialty Pharma business is comprised of the Impax Specialty business acquired on May 4, 2018 and the Gemini Laboratories, LLC business acquired on May 7, 2018. Prior to these two transactions, Amneal did not have a specialty business.

Non-GAAP Combined Results

Specialty Pharma business combined net revenue in the second quarter 2018 was $79.6 million, an increase of 25.5%, compared to $63.4 million in the prior year period, driven by higher revenue from Rytary®, Zomig® and the anthelmintic products franchise.

Gross margin for the second quarter of 2018 on a combined basis was 61.5%, compared to 60.2% for the second quarter of 2017. Adjusted gross margin on a combined adjusted basis was 79.2% for the second quarter of 2018, compared to 69.4% in the prior year period, primarily due to favorable product sales mix.

Corporate and Other Information
(Unaudited; In thousands)

	Three months ended June 30, 2018			Three months ended June 30, 2017
		Add:			Add:
	GAAP	Impax	Combined	GAAP	Impax	Combined

General and administrative expenses	$(22,833)	$(8,223)	$(31,056)	$(12,093)	$(27,767)	$(39,860)
Unallocated corporate expenses	$(22,833)	$(8,223)	$(31,056)	$(12,093)	$(27,767)	$(39,860)

	Six months ended June 30, 2017			Six months ended June 30, 2017
		Add:			Add:
	GAAP	Impax	Combined	GAAP	Impax	Combined

General and administrative expenses	$(36,751)	$(40,404)	$(77,155)	$(24,832)	$(51,024)	$(75,856)
Unallocated corporate expenses	$(36,751)	$(40,404)	$(77,155)	$(24,832)	$(51,024)	$(75,856)

GAAP Results

General and administrative expenses in the second quarter of 2018 were $22.8 million, an increase of $10.7 million, compared to the second quarter of 2018. The increase was primarily due to general and administrative expenses of the Impax organization since the closing of the combination, which includes certain public company costs that will remain on a go-forward basis. The increase is also attributable to stock-based compensation.

Non-GAAP Combined Results

General and administrative expenses in the second quarter of 2018 were $31.1 million, a decrease of 22.1%, compared to the second quarter of 2017, primarily due to cost synergies as a result of the business combination with Impax.

Other Information
Interest expense, net for the second quarter of 2018 was $36.6 million, compared to $17.7 million in the second quarter of 2018, due to an increase in long-term debt as a result of the business combination with Impax.

2018 Financial Guidance

Amneal’s full year 2018 estimates are based on management's current expectations, including with respect to prescription trends, pricing levels, inventory levels, and the anticipated timing of future product launches and events. The Company does not provide forward-looking guidance metrics as outlined below on a GAAP basis. Consequently, the Company cannot provide a reconciliation between non-GAAP expectations and corresponding GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses, asset impairments and certain and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. The following statements are forward looking and actual results could differ materially depending on market conditions and the factors set forth under "Safe Harbor" below.

2018 Key Guidance Assumptions

•	Revised full year 2018 adjusted EBITDA and adjusted EPS guidance primarily due to the delayed timing of deliveries of Epinephrine Auto-Injector

•	Generics business growth driven by new product launches which are expected to more than offset additional competition on existing portfolio

‒	Launched 22 products through August 8, 2018. Potential opportunity to launch an additional 25 generic products the remainder of the year

•	Specialty Pharma business growth driven by Rytary®, Zomig® nasal spray and Emverm®

•	Targeting synergies of $30 to $35 million

‒	Approximately 50% R&D, 30% SG&A, 20% Manufacturing

Financial Guidance
Full Year 2018
Adjusted Gross Margins	50% to 55%
Adjusted R&D as a % of Total Revenues	10% to 15%
Adjusted SG&A as a % of Total Revenues	13% to 16%
Adjusted EBITDA[1]	$580 to $620 million (previously $600 to $650 million)
Adjusted EPS	$0.90 to $1.00 (previously $0.95 to $1.10)
Adjusted Effective Tax Rate	20% to 22%
Capital Expenditures	$80 to $100 million
Diluted Shares Outstanding	Approximately 300 million

1 Includes $30 million to $35 million of cost synergies expected to be realized in 2018.

Conference Call Information

Amneal will hold a conference call on August 9, 2018 at 8:30 a.m. Eastern Time to discuss its results. The call and presentation can also be accessed via a live Webcast through the Investor Relations section of Amneal’s Web site at https://investors.amneal.com/investor-relations, or directly at https://event.on24.com/wcc/r/1772042/9F111678E78468805741A3106805A25B. The number to call from within the United States is (877) 356-3814 and (706) 758-0033 internationally. The conference ID is 3045719. A replay of the conference call will be available shortly after the call for a period of seven days. To access the replay, dial (855) 859-2056 (in the U.S.) and (404) 537-3406 (international callers).

About Amneal
Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is an integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has approximately 6,500 employees in its operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal is one of the largest and fastest growing generic pharmaceutical manufacturers in the United States, with an expanding portfolio of generic products to include complex dosage forms in a broad range of therapeutic areas. The Company markets a portfolio of branded pharmaceutical products through its Impax Specialty Pharma division focused principally on central nervous system disorders and parasitic infections. For more information, visit www.amneal.com.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. The words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

Such forward-looking statements are based on the expectations of Amneal Pharmaceuticals, Inc. (“our” or the “Company”) and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to (i) the impact of global economic conditions, (ii) our ability to integrate the operations of Amneal Pharmaceuticals LLC (“Amneal”) and Impax Laboratories, LLC (“Impax”) pursuant to the transactions (the “Combination”) contemplated by that certain Business Combination Agreement dated as of October 17, 2017 by and among the Company, Amneal, Impax and K2 Merger Sub Corporation as amended on November 21, 2017 and December 16, 2017 and our ability to realize the anticipated synergies and other benefits of the Combination, (iii) our ability to successfully develop and commercialize new products, (iv) our ability to obtain exclusive marketing rights for our products and to introduce products on a timely basis, (v) the competition we face in the pharmaceutical industry from brand and generic drug product companies, (vi) our ability to manage our growth, (vii) the illegal distribution and sale by third parties of counterfeit versions of our products or of stolen products, (viii) market perceptions of us and the safety and quality of our products, (ix) our dependence on the sales of a limited number of products for a substantial portion of our total revenues, (x) our ability to develop, license or acquire and introduce new products on a timely basis, (xi) the ability of our approved products to achieve expected levels of market acceptance, (xii) the risk that we may discontinue the manufacture and distribution of certain existing products, (xiii) the impact of manufacturing or quality control problems, (xiv) the risk of product liability and other claims against us by consumers and other third parties, (xv) risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws, (xvi) changes to FDA product approval requirements, (xvii) risks related to federal regulation of arrangements between manufacturers of branded and generic products, (xviii) the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers, (xix) our dependence on a few locations that produce a majority of our products, (xx) relationships with our major customers, (xxi) the continuing trend of consolidation of certain customer groups, (xxii) our reliance on certain licenses to proprietary technologies from time to time, (xxiii) our dependence on third party suppliers and distributors for raw materials for our products and certain finished goods, (xxiv) the time necessary to develop generic and branded drug products, (xxv) our dependence on third parties for testing required for regulatory approval of our products, (xxvi) our dependence on third party agreements for a portion of our product offerings, (xxvii) our ability to make acquisitions of or investments in complementary businesses and products on advantageous terms, (xxviii) regulatory oversight related to our international operations, (xxix) our increased exposure to tax liabilities due to our international operations and the impact of recent U.S. tax legislation, (xxx) payments required by our Tax Receivable Agreement, (xxxi) our involvement in various legal proceedings, including those brought by third parties alleging infringement of their intellectual property rights, (xxxii) legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives, (xxxiii) the significant amount of resources we expend on research and development, (xxxiv) our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, (xxxv) risks inherent in conducting clinical trials, (xxxvi) our reporting and payment obligations under the Medicaid rebate program and other government purchase and rebate programs, (xxxvii) quarterly fluctuations in our operating results, (xxxviii) adjustments to our reserves based on price adjustments and sales allowances, (xix) impairment of our goodwill and other intangible assets, (xl) investigations and litigation concerning the calculation of average wholesale prices, (xli) cybersecurity and data leakage risks, (xlii) our ability to attract and retain talented employees and consultants, (xliii) our ability to protect our intellectual property rights, (xliv) uncertainties involved in the preparation of our financial statements, (xlv) our ability to maintain an effective system of internal controls over financial reporting, (xlvi) the impact of terrorist attacks and other acts of violence, (xlvii) expansion of social media platforms,

(xlviii) our need to raise additional funds in the future, (xlix) the restrictions imposed by the terms of our credit agreement, (l) the fact that we are a holding company with nominal net worth, (li) the volatility of the price of our Class A Common Stock, (lii) the impact from future sales of shares by our stockholders on the price of our Class A Common Stock, (liii) the high concentration of ownership of our Class A Common Stock, (liv) the fact that we are controlled by APHC Holdings, LLC, (lv) the impact of our charter specifying the Court of Chancery of the State of Delaware as the sole and exclusive forum for all disputes between us and our stockholders, (lvi) the impact of anti-takeover provisions under Delaware law, (lvii) our current expectation that we will not pay dividends in the future, (lviii) the impact of any changed recommendations regarding our Class A Common Stock from analysts and (lix) such other factors as may be set forth in our public filings with the Securities and Exchange Commission.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Trademarks referenced herein are the property of their respective owners.

# # #

Amneal Pharmaceutical, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net Revenue	$413,787	$259,871	$688,976	$485,552
Cost of goods sold	235,492	136,138	366,086	245,803
Gross profit	178,295	123,733	322,890	239,749
Selling, general and administrative	53,003	26,938	78,124	54,640
Research and development	50,335	47,184	94,544	86,603
Intellectual property legal development expenses	4,047	4,926	8,623	11,093
Acquisition, transaction-related and integration expenses	207,507	82	214,642	82
Restructuring expenses	44,465	-	44,465	-
Operating (loss) income	(181,062)	44,603	(117,508)	87,331
Other (expense) income:
Interest expense, net	(36,622)	(17,726)	(57,673)	(31,887)
Foreign exchange (loss) gain	(25,946)	15,332	(17,381)	29,929
Loss on extinguishment of debt	(19,667)	(2,531)	(19,667)	(2,531)
Other income (expense)	791	(78)	1,739	22
Total other expense, net	(81,444)	(5,003)	(92,982)	(4,467)
(Loss) income before income taxes	(262,506)	39,600	(210,490)	82,864
(Benefit from) provision for income taxes	(12,416)	1,852	(12,052)	2,855
Net (loss) income	(250,090)	37,748	(198,438)	80,009
Less: Net loss (income) attributable to Amneal Pharmaceuticals LLC pre-Combination	200,341	(37,446)	148,806	(79,299)
Less: Net loss (income) attributable to non-controlling interests	31,885	(302)	31,768	(710)
Net loss attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	(17,864)	-	(17,864)	-
Accretion of redeemable non-controlling interest	(1,240)	-	(1,240)	-
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(19,104)	$ -	$(19,104)	$ -

Net Loss per share attributable to Amneal Pharmaceuticals, Inc.'s common stockholders:
Class A and Class B-1 basic and diluted	$(0.15)	$ -	$(0.15)	$ -

Weighted-average common shares outstanding:
Class A and Class B-1 basic and diluted	127,112		127,112

Amneal Pharmaceutical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$61,521	$74,166
Restricted cash	7,069	3,756
Trade accounts receivable, net	626,491	351,367
Inventories	512,479	284,038
Prepaid expenses and other current assets	139,596	42,396
Related party receivables	738	16,210
Total current assets	1,347,894	771,933
Property, plant and equipment, net	569,328	486,758
Goodwill	386,475	26,444
Intangible assets, net	1,788,533	44,599
Deferred tax asset, net	373,705	898
Other assets	78,653	11,257
Total assets	$4,544,588	$1,341,889

Liabilities and Stockholders' Equity / Members' Deficit
Current liabilities:
Accounts payable and accrued expenses	$555,634	$194,779
Note payable-related party	77,549	-
Current portion of financing obligations	251	311
Revolving credit facility	-	75,000
Current portion of long-term debt, net	21,427	14,171
Related-party payables	14,875	12,622
Total current liabilities	669,736	296,883
Long-term debt, net	2,641,305	1,355,274
Long-term portion of financing obligations	39,220	39,987
Deferred income taxes	2,491	2,491
Liabilities under tax receivable agreement	194,825	-
Other long-term liabilities	45,667	7,793
Related-party payable- long term	-	15,043
Total long-term liabilities	2,923,508	1,420,588
Redeemable non-controlling interest	11,858	-
Total stockholders' equity / members' deficit	939,486	(375,582)
Total liabilities and stockholders' equity / members’ deficit	$4,544,588	$1,341,889

Amneal Pharmaceutical, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(198,438)	$80,009
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	46,897	21,136
Unrealized foreign currency gain (loss)	17,032	(33,089)
Amortization of debt issuance costs	2,577	2,463
Loss on extinguishment and modification of debt	19,667	2,531
Gain termination of lease	(3,524)	-
Deferred tax provision	(14,993)	244
Inventory provision	17,426	2,047
Stock-based compensation and PPU expense	160,401	-
Other	927	124
Changes in assets and liabilities:	-	-
Trade accounts receivable, net	(60,051)	28,065
Inventories	(71,655)	(10,890)
Prepaid expenses and other assets	5,910	(2,692)
Accounts payable and accrued expenses	15,299	(3,811)
Other liabilities	4,331	(1,791)
Related-party payables	(13,356)	11,063
Net cash (used in) provided by operating activities	(71,550)	95,409
Investing activities:
Purchases of property, plant and equipment	(36,600)	(54,612)
Acquisition of product rights and licenses	(3,000)	-
Acquisitions, net of cash acquired	(321,324)	-
Net cash used in investing activities	(360,924)	(54,612)
Financing activities:
Payments of deferred financing costs and debt extinguishment costs	(54,955)	(4,889)
Proceeds from issuance of debt	1,325,383	250,000
Payments on financing obligations	(129)	(175)
Net (payments) borrowings on revolving credit line	(75,000)	25,000
Payments on debt	(603,543)	(6,448)
Exercise of stock options	1,977	-
Equity contributions	27,742	40
Capital contribution from non-controlling interest	360	-
Distributions to members	(182,998)	(295,265)
Repayment of related party note	(14,842)	-
Net cash provided by (used in) financing activities	423,995	(31,737)
Effect of foreign exchange rate on cash	(853)	5,238
Net (decrease) increase in cash, cash equivalents, and restricted cash	(9,332)	14,298
Cash, cash equivalents, and restricted cash - beginning of period	77,922	37,546
Cash, cash equivalents, and restricted cash - end of period	68,590	51,844
Cash and cash equivalents - end of period	61,521	48,217
Restricted cash - end of period	7,069	3,627
Cash, cash equivalents, and restricted cash - end of period	$68,590	$51,844

Amneal Pharmaceutical, Inc.
Non-GAAP Financial Measures

Combined adjusted revenue, adjusted net income, adjusted diluted EPS, EBITDA, adjusted EBITDA and adjusted cost of goods sold are not measures of financial performance under generally accepted accounting principles (GAAP) and should not be construed as a measure of financial performance. However, management uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes the addition of non-GAAP financial measures provides meaningful supplementary information to, and facilitates analysis by, investors in evaluating the Company’s financial performance, results of operations and trends. The Company’s calculations of combined adjusted revenue, adjusted net income, adjusted diluted EPS, EBITDA, adjusted EBITDA and adjusted cost of goods sold may not be comparable to similarly designated measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment.

The following Consolidated Statements of Operations table reconciles GAAP results to combined results: (Unaudited; In thousands)

	Three months ended June 30, 2018			Three months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Revenues:
Generics, net	$361,770	$20,995	$382,765	$259,871	$150,889	$410,760
Specialty Pharma, net	52,017	27,546	79,563	-	63,411	63,411
Total revenues	413,787	48,541	462,328	259,871	214,300	474,171
Cost of goods sold	235,492	36,335	271,827	136,138	134,170	270,308
Gross profit	178,295	12,206	190,501	123,733	80,130	203,863
Selling, general and administrative	53,003	20,270	73,273	26,938	54,494	81,432
Research and development	50,335	4,991	55,326	47,184	26,847	74,031
Intellectual property legal development expenses	4,047	-	4,047	4,926	1,170	6,096
Acquisition, transaction-related and integration expenses	207,507	4,381	211,888	82	-	82
Restructuring expenses	44,465	-	44,465	-	-	-
Operating (loss) income	(181,062)	(17,436)	(198,498)	44,603	(2,381)	42,222
Other (expense) income:
Interest expense, net	(36,622)	(4,539)	(41,161)	(17,726)	(13,214)	(30,940)
Foreign exchange (loss) gain	(25,946)	-	(25,946)	15,332	-	15,332
Loss on extinguishment of debt	(19,667)	-	(19,667)	(2,531)	-	(2,531)
Other income (expense)	791	(14)	777	(78)	(497)	(575)
Total other (expense) income, net	81,444)	(4,553)	(85,997)	(5,003)	(13,711)	(18,714)
(Loss) income before income taxes	(262,506)	(21,989)	(284,495)	39,600	(16,092)	23,508
Provision for income taxes	(12,416)	1,017	(11,399)	1,852	(520)	1,332
Net (loss) income	(250,090)	(23,006)	(273,096)	37,748	(15,572)	22,176
Less: Net loss (income) attributable to Amneal Pharmaceuticals LLC pre-Combination	200,341			(37,446)
Less: Net loss (income) attributable to non-controlling interests	31,885			(302)
Net loss attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	(17,864)			-
Accretion of redeemable non-controlling interest	(1,240)			-
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$(19,104)			$ -

Amneal Pharmaceutical, Inc.
Non-GAAP Financial Measures

The following Consolidated Statements of Operations table reconciles GAAP results to combined results: (Unaudited; In thousands)

	Six months ended June 30, 2018			Six months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Revenues:
Generics, net	$636,959	$102,237	$739,196	$485,552	$285,036	$770,588
Specialty Pharma, net	52,017	96,245	148,262	-	125,211	125,211
Total revenues	$688,976	$198,482	$887,458	$485,552	$410,247	$895,799
Cost of goods sold	366,086	149,492	515,578	245,803	298,599	544,402
Gross profit	322,890	48,990	371,880	239,749	111,648	351,397
Selling, general and administrative	78,124	80,242	158,366	54,640	104,342	158,982
Research and development	94,544	17,287	111,831	86,603	49,336	135,939
In-process IPR&D impairment charge	-	-	-	-	6,079	6,079
Intellectual property legal development expenses	8,623	-	8,623	11,093	2,242	13,335
Litigation, settlements and related charges	-	85,537	85,537	-	-	-
Acquisition, transaction-related and integration expenses	214,642	4,381	219,023	82	-	82
Restructuring expenses	44,465	-	44,465	-	-	-
Operating (loss) income	(117,508)	(138,457)	(255,965)	87,331	(50,351)	36,980
Other (expense) (income):
Interest expense, net	(57,673)	(18,231)	(75,904)	(31,887)	(26,440)	(58,327)
Foreign exchange (loss) gain	(17,381)	921	(16,460)	29,929	-	29,929
Loss on early extinguishment of debt	(19,667)	-	(19,667)	(2,531)	(1,215)	(3,746)
Other income (expense)	1,739	(638)	1,101	22	(1,782)	(1,760)
Total other (expense) income, net	(92,982)	(17,948)	(110,930)	(4,467)	(29,437)	(33,904)
(Loss) income before income taxes	(210,490)	(156,405)	(366,895)	82,864	(79,788)	3,076
Provision for income taxes	(12,052)	(6,273)	(18,325)	2,855	30,381	33,236
Net (loss) income	(198,438)	(150,132)	(348,570)	80,009	(110,169)	(30,160)
Less: Net loss (income) attributable to Amneal Pharmaceuticals LLC pre-Combination	148,806			(79,299)
Less: Net loss (income) attributable to non-controlling interests	31,768			(710)
Net loss attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	(17,864)			-
Accretion of redeemable non-controlling interest	(1,240)			-
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$(19,104)			$ -

Amneal Pharmaceutical, Inc.
Non-GAAP Financial Measures

The following table reconciles GAAP net loss to combined adjusted net income:
(Unaudited; In thousands, except per share amounts)

	Three months ended June 30, 2018			Three months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Net loss	$(250,090)	$(23,006)	$(273,096)	$37,748	$(15,917)	$21,831
Adjusted to add (deduct):
Non-cash interest	4,407	2,549	6,956	1,521	6,430	7,951
GAAP Income taxes	(12,416)	1,017	(11,399)	1,852	(520)	1,332
Amortization	16,694	5,462	22,156	886	17,219	18,105
Share-based compensation expense	1,644	-	1,644	-	6,225	6,225
Acquisition, transaction and integration	207,507	4,381	211,888	81	99	180
Restructuring and severance charges	44,465	223	44,688	-	13,943	13,943
Loss on extinguishment of debt	19,667	-	19,667	-	-	-
Inventory related charges	32,519	3,005	35,524	16,605	-	16,605
Litigation, settlements and related charges	-	-	-	-	7,989	7,989
(Gain)/loss on sale of assets	878	-	878	-	(12,200)	(12,200)
Asset impairment charges	-	-	-	-	1,894	1,894
Royalty expense	-	-	-	4,921	-	4,921
Exchange gain	25,946	-	25,946	(15,333)	-	(15,333)
Other	2,649	1,300	3,949	997	4,639	5,636
Income tax at 21%	(19,713)	1,064	(18,648)	(10,348)	(6,258)	(16,607)
Adjusted Net Income	$74,157	$(4,005)	$70,153	$38,930	$23,543	$62,472
Adjusted Earnings per share			$0.24

Amneal Pharmaceutical, Inc.
Non-GAAP Financial Measures

The following table reconciles GAAP net loss to combined adjusted net income:
(Unaudited; In thousands, except per share amounts)

	Six months ended June 30, 2018			Six months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Net loss	$(198,438)	$(150,132)	$(348,570)	$80,009	$(110,198)	$(30,189)
Adjusted to add (deduct):
Non-cash interest	5,577	9,413	14,990	2,463	12,742	58,397
GAAP Income taxes	(12,052)	(6,273)	(18,325)	2,855	30,381	33,236
Amortization	18,454	19,935	38,389	1,772	34,451	36,223
Share-based compensation expense	1,644	4,816	6,460	-	13,182	13,182
Acquisition, transaction and integration	215,738	9,829	225,567	-	150	150
Restructuring and severance charges	44,465	5,123	49,588	1,761	21,718	23,479
Loss on extinguishment of debt	19,667	-	19,667	-	1,215	1,215
Inventory related charges	32,519	9,894	42,413	16,605	-	16,605
Litigation, settlements and related charges	-	90,099	90,099	-	7,494	7,494
(Gain)/loss on sale of assets	878	-	878	-	(12,200)	(12,200)
Asset impairment charges	-	53	53	-	47,253	47,253
Royalty expense	-	-	-	8,684	-	8,684
Exchange gain	17,381	(921)	16,460	(29,929)	-	(29,929)
Other	1,880	1,953	3,833	2,458	5,887	8,345
Income tax at 21%	(31,020)	1,304	(29,715)	(18,202)	(10,936)	(38,194)
Adjusted Net Income	$116,693	$(5,065)	$(111,787)	$68,476	$41,138	$143,680
Adjusted Earnings per share			$0.37

Amneal Pharmaceutical, Inc.
Non-GAAP Financial Measures

The following table reconciles GAAP net loss to combined EBITDA and combined adjusted EBITDA:
(Unaudited, In thousands)

	Three months ended June 30, 2018			Three months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Net loss	$(250,090)	$(23,006)	$(273,096)	$37,748	$(15,917)	$21,831
Adjusted to add (deduct):
Interest expense, net	36,622	4,753	41,375	17,726	13,214	30,940
Income taxes	(12,416)	1,017	(11,399)	1,852	(520)	1,332
Depreciation and amortization	32,147	6,925	39,072	10,535	24,355	34,890
EBITDA	(193,737)	(10,311)	(204,048)	67,861	21,132	88,993

Adjusted to add (deduct):
Share-based compensation expense	1,644	-	1,644	-	6,225	6,225
Acquisition, transaction and integration	207,507	4,381	211,888	81	99	180
Restructuring and severance charges	44,465	223	44,688	-	13,943	13,943
Loss on extinguishment of debt	19,667	-	19,667	-	-	-
Inventory related charges	32,519	3,005	35,524	16,605	-	16,605
Litigation, settlements and related charges	-	-	-	-	7,989	7,989
(Gain)/loss on sale of assets	878	-	878	-	(12,200)	(12,200)
Asset impairment charges	-	-	-	-	1,894	1,894
Royalty expense	-	-	-	4,921	-	4,921
Exchange gain	25,946	-	25,946	(15,333)	-	(15,333)
Other	2,649	-	2,649	997	4,639	5,636
Adjusted EBITDA	$141,538	$(2,702)	$138,836	$75,132	$43,721	$118,853

Amneal Pharmaceutical, Inc.
Non-GAAP Financial Measures

The following table reconciles GAAP net loss to combined EBITDA and combined adjusted EBITDA:
(Unaudited; In thousands)

	Six months ended June 30, 2018			Six months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Net loss	$(198,438)	$(150,132)	$(348,570)	$80,009	$(110,198)	$(30,189)
Adjusted to add (deduct):
Interest expense, net	57,673	18,445	76,118	31,887	26,440	58,327
Income taxes	(12,052)	(6,273)	(18,325)	2,855	30,381	33,236
Depreciation and amortization	46,897	24,902	71,799	21,135	48,453	69,588
EBITDA	(105,920)	(113,058)	(218,978)	135,886	(4,924)	130,962

Adjusted to add (deduct):
Share-based compensation expense	1,644	4,816	6,460	-	13,182	13,182
Acquisition, transaction and integration	215,738	9,829	225,567	-	150	150
Restructuring and severance charges	44,465	5,123	49,588	1,761	21,718	23,479
Loss on extinguishment of debt	19,667	-	19,667	-	1,215	1,215
Inventory related charges	32,519	9,894	42,413	16,605	-	16,605
Litigation, settlements and related charges	-	90,099	90,099	-	7,494	7,494
(Gain)/loss on sale of assets	878	-	878	-	(12,200)	(12,200)
Asset impairment charges	-	53	53	-	47,253	47,253
Royalty expense	-	-	-	8,684	-	8,684
Exchange gain	17,381	(921)	16,460	29,929)	-	(29,929)
Other	1,880	653	2,533	2,458	5,887	8,345
Adjusted EBITDA	$228,252	$6,488	$234,740	$135,465	$79,774	$215,239

Amneal Pharmaceutical, Inc.
Non-GAAP Financial Measures

The following tables reconciles GAAP cost of goods sold to combined adjusted cost of goods sold for purposes of determining combined adjusted cost of goods sold, combined adjusted gross profit and combined adjusted gross margin: (Unaudited; In thousands)

Consolidated Total Company

	Three months ended June 30, 2018			Three months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Cost of goods sold	$235,492	$36,335	$271,827	$136,138	$134,170	$270,308
Adjusted to deduct:
Amortization	16,694	5,462	22,506	886	17,219	18,105
Inventory step-up	15,200	-	15,200	-	-	-
Restructuring and severance	-	-	-	-	10,795	10,795
Other inventory related charges	17,319	3,005	20,324	16,605	-	16,605
Adjusted cost of goods sold	$186,279	$27,868	$213,797	$118,647	$106,156	$224,803

Adjusted gross profit	$227,508	$20,673	$248,181	$141,224	$108,144	$249,368
Adjusted gross margin	55.0%	42.6%	53.7%	54.3%	50.5%	52.6%

	Six months ended June 30, 2018			Six months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Cost of goods sold	$366,086	$149,492	$515,578	$245,803	$298,599	$544,402
Adjusted to deduct:
Amortization	18,454	19,935	38,389	1,772	34,451	36,223
Restructuring	-	-	-	-	18,578	18,520
Intangible Asset impairment	-	-	-	-	39,280	39,280
Inventory step-up	15,200	-	15,200	-	-	-
Other inventory related charges	17,319	9,894	27,213	16,605	-	16,605
Adjusted cost of goods sold	$315,113	$119,663	$434,776	$227,426	$206,290	$433,774

Adjusted gross profit	$373,863	$78,819	$452,682	$258,126	$203,957	$462,083
Adjusted gross margin	54.3%	39.7%	51.0%	53.2%	49.7%	51.6%

Amneal Pharmaceutical, Inc.
Non-GAAP Financial Measures

The following tables reconciles the GAAP cost of goods sold to combined adjusted cost of goods sold for purposes of determining combined adjusted cost of goods sold, combined adjusted gross profit and combined adjusted gross margin: (Unaudited; In thousands)

Generics Business

	Three months ended June 30, 2018			Three months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Cost of goods sold	$211,534	$29,624	$241,158	$136,138	$108,901	$245,039
Adjusted to deduct:
Amortization	6,043	3,934	10,327	886	13,385	14,271
Restructuring and severance	-	-	-	-	8,789	8,789
Inventory step-up	13,250	-	13,250	-	-	-
Other inventory related charges	17,319	3,005	20,324	16,605	-	16,605
Adjusted cost of goods sold	$174,922	$22,685	$197,257	$118,647	$86,727	$205,374

Adjusted gross profit	$186,848	$(1,690)	$185,158	$141,224	$64,162	$205,386
Adjusted gross margin	51.6%	(8.0)%	48.4%	54.3%	42.5%	50.0%

	Six months ended June 30, 2018			Six months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Cost of goods sold	$342,128	$122,761	$464,889	$245,803	$251,516	$497,319
Adjusted to deduct:
Amortization	7,803	13,823	21,626	1,772	26,783	28,555
Restructuring and severance	-	-	-	-	16,572	16,572
Intangible Asset impairment	-	-	-	-	39,280	39,280
Inventory step-up	13,250	-	13,250	-	-	-
Other inventory related charges	17,319	9,894	27,213	16,605	-	16,605
Adjusted cost of goods sold	$303,756	$99,044	$402,800	$227,426	$168,881	$396,307

Adjusted gross profit	$333,203	$3,193	$336,396	$258,126	$116,155	$374,281
Adjusted gross margin	52.3%	3.1%	45.5%	53.2%	40.8%	48.6%

Amneal Pharmaceutical, Inc.
Non-GAAP Financial Measures

The following tables reconciles the GAAP cost of goods sold to combined adjusted cost of goods sold for purposes of determining combined adjusted cost of goods sold, combined adjusted gross profit and combined adjusted gross margin: (Unaudited; In thousands)

Specialty Pharma Business

	Three months ended June 30, 2018			Three months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Cost of goods sold	$23,958	$6,711	$30,669	$ -	$25,269	$25,269
Adjusted to deduct:
Amortization	10,651	1,528	12,179	-	3,834	3,834
Inventory step-up	1,950	-	1,950	-	-	-
Other inventory related charges	-	-	-	-	2,006	2,006
Adjusted cost of goods sold	$11,357	$5,183	$16,540	$ -	$19,429	$19,429

Adjusted gross profit	$40,660	$22,363	$63,023	$ -	$43,982	$43,982
Adjusted gross margin	78.2%	81.2%	79.2%	0.0%	69.4%	69.4%

	Six months ended June 30, 2018			Six months ended June 30, 2017
		Add:			Add:
	GAAP	Impax/ Gemini	Combined	GAAP	Impax/ Gemini	Combined
Cost of goods sold	$23,958	$26,731	$50,689	$ -	$47,083	$47,083
Adjusted to deduct:
Amortization	10,651	6,112	16,763	-	7,668	7,668
Restructuring	-	-	-	-	2,006	2,006
Intangible Asset impairment	-	-	-	-	-	-
Inventory step-up	1,950	-	1,950	-	-	-
Other inventory related charges	-	-	-	-	-	-
Adjusted cost of goods sold	$11,357	$20,619	$31,976	$ -	$37,409	$37,409

Adjusted gross profit	$40,660	$75,626	$116,286	$ -	$87,802	$87,802
Adjusted gross margin	78.2%	78.6%	78.4%	0.0%	70.1%	70.1%